UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2015

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On May 22, 2015, ARMOUR Residential REIT, Inc. (the “Company”) gave notice of termination of  that certain Equity Distribution Agreement by and between the Company and Citadel Securities LLC (“Citadel”) dated as of July 27, 2012 (the “Agreement”). The Agreement is terminable at will by the Company upon giving ten days written notice to Citadel with no penalty.  As a result of the May 22, 2015 notice, the Agreement will terminate effective as of the close of business on June 1, 2015.  The Agreement established an “at-the-market” (“ATM”) offering program through which the Company had the right to sell, from time to time, through Citadel, as the Company’s agent, or to Citadel for resale, up to 22,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) and up to 2,000,000 shares of its 8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The Company sold 4,250,000 shares of Common Stock and no shares of Series A Preferred Stock under the Agreement.

Item 8.01.    Other Events.

As previously disclosed, the Company has had an ongoing ATM offering of shares of its Common Stock, pursuant to an Equity Distribution Agreement dated October 11, 2011 (the “Distribution Agreement”) with Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (collectively, the “Agents”). Under the terms of the Distribution Agreement, the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, up to 40,000,000 shares of the Company’s Common Stock. The Company has sold 15,500,000 shares of its Common Stock under the Distribution Agreement as of the date of this Current Report on Form 8-K.

Also as previously disclosed, the Company has had an ongoing ATM offering of its Series A Preferred Stock, pursuant to an At Market Issuance Sales Agreement dated July 13, 2012 (the “Sales Agreement”) with MLV & Co LLC (“MLV”). Under the terms of the Sales Agreement, the Company may offer and sell, from time to time, through MLV, as the Company’s agent, or to MLV for resale, up to 6,000,000 shares of the Company’s Series A Preferred Stock. The Company has sold 780,572 shares of its Series A Preferred Stock under the Sales Agreement as of the date of this Current Report on Form 8-K.

 Under the requirements of the rules and regulations of the Securities and Exchange Commission (the “Commission”), public companies are required to file new registration statements for ongoing offerings every three years.  On May 1, 2015, the Company filed a new automatic shelf registration statement on Form S-3 (No. 333-203813) (the “Registration Statement”) covering its Common Stock, preferred stock, warrants, depository shares and debt securities, which may be offered from time to time. The Registration Statement was declared effective immediately. On May 22, 2015, the Company filed (1) a prospectus supplement covering the sale of the 24,500,000 unsold shares of Common Stock (the “Unsold Common Stock”) from its previously registered 40,000,000 share ATM offering of Common Stock (the “Common Stock ATM Prospectus Supplement”), and (2) a prospectus supplement covering the sale of the 5,219,428 unsold shares of Series A Preferred Stock (the “Unsold Preferred Stock”) from its previously registered 6,000,000 share ATM offering of Series A Preferred Stock (the “Preferred Stock ATM Prospectus Supplement”).

The offering of the Unsold Common Stock and the offering of the Unsold Preferred Stock will be made pursuant to (a) the Registration Statement, (b) the Prospectus, dated May 1, 2015, filed as a portion of the Registration Statement, and (c) the Common Stock ATM Prospectus Supplement with respect to the Unsold Common Stock and the Preferred Stock ATM Prospectus Supplement with respect to the Unsold Preferred Stock, and will continue to be governed by the terms of the Distribution Agreement and Sales Agreement, respectively. The Distribution Agreement as described in the Company's Current Report on Form 8-K filed with the Commission on October 12, 2011 and the Sales Agreement as described in the Company's Current Report on Form 8-K filed with the Commission on July 13, 2012, do not purport to be complete and are qualified in their entirety by reference to the Distribution Agreement and Sales Agreement filed as exhibits, respectively, to such Current Reports on Form 8-K.

This Current Report on Form 8-K does not constitute offers to sell or the solicitation of offers to buy nor shall there be any sales of Unsold Common Stock or Unsold Preferred Stock in any state in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Exhibits 5.1 and 23.1, and Exhibits 5.2 and 23.2, to this Current Report on Form 8-K are filed herewith in connection with the Company’s Common Stock ATM Prospectus Supplement and Preferred Stock ATM Prospectus Supplement, respectively, and are incorporated therein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Akerman LLP (Common Stock ATM Prospectus Supplement)
5.2	Opinion of Akerman LLP (Preferred Stock ATM Prospectus Supplement)
23.1	Consent of Akerman LLP (Common Stock ATM Prospectus Supplement) (included in Ex. 5.1)
23.2	Consent of Akerman LLP (Preferred Stock ATM Prospectus Supplement) (included in Ex. 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2015

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Akerman LLP (Cosmmon Stock ATM Prospectus Supplement)
5.2	Opinion of Akerman LLP (Preferred Stock ATM Prospectus Supplement)
23.1	Consent of Akerman LLP (Common Stock ATM Prospectus Supplement) (included in Ex. 5.1)
23.2	Consent of Akerman LLP (Preferred Stock ATM Prospectus Supplement) (included in Ex. 5.2)